Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact Information:

Rachel Kelley, +1 703 661-9006

rachel.kelley@vastera.com

Vastera Announces Third Quarter Results for 2003

•                  Total Revenues Up 13% Over Prior Year

•                  Managed Services Revenues Up 28% Over Prior Year

•                  Cash Flow Positive

Dulles, VA – (October 23, 2003) – Vastera, Inc. (Nasdaq: VAST), the worldwide leading provider of solutions for Global Trade Management, today announced results for the third quarter ending September 30, 2003.

Total revenues for the third quarter were $21.7 million, up 13% over last year and relatively flat from the previous quarter. Managed Services revenues for the third quarter were $14.1 million, up 28% over last year and up 3% from the previous quarter.

The Company’s reported net loss for the third quarter was $129,000.  This compares to a net loss of $4.2 million, or a loss of $0.10 per share in the same quarter last year.  Pro forma earnings(1) for the quarter were $929,000, or $0.02 per share, compared to a pro forma loss of $1,155,000, or a loss of  $0.03 per share in the same quarter last year.  In the third quarter, the Company also generated $2.3 million of EBITDA, as adjusted(1).  The Company ended the quarter with $53.1 million of cash and cash equivalents and short-term investments, up from $51.6 at the end of the prior quarter.

Vastera closed 23 deals in the quarter, 13 with new clients and 10 with existing clients. Of the 23 deals, 12 were Software/Managed Services and 11 were Trade Management Consulting.  Deals signed in this quarter included those with Tetrapak, Adobe Air,

(1)  Pro forma earnings (loss) and EBITDA, as adjusted, are non-GAAP financial measures that exclude certain GAAP items as identified in the financial information tables that follow.  Although pro forma earnings (loss) and EBITDA, as adjusted, are not U.S. GAAP financial measures, management believes they are appropriate financial measures of the Company’s operating performance for the reasons stated in the Company’s most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 13, 2003.

Cummins Engine, UT Starcom, and Tibbet and Britten.  In addition to new customers signed in the quarter, Vastera expanded its relationship with Nortel Networks in Asia.

“Achieving positive cashflow and maintaining pro forma earnings are the result of tremendous effort in both process and expense management by our organization throughout the year,” said Mark Ferrer, President and CEO of Vastera.  “Our team is proud of our bottom-line performance, and we continue to focus on actions to expand our top-line growth.”

Also in the quarter, Nicolas Nierenberg resigned as a director of Vastera to devote more time to other business interests and activities.  The Company expects to name a replacement in the coming months.

Financial Guidance

For the fourth quarter ending December 31, 2003, the Company expects revenues in the range of approximately $21.1 - $21.7 million, with pro forma EPS of approximately $0.02.  The expected total year results are in the range of guidance the Company previously provided for 2003, which was revenues of approximately $84 - $88 million, and a pro forma EPS of approximately $0.05 - $0.07.

Earnings Call Details
Vastera will be hosting its third quarter earnings conference call on Thursday, October 23rd, at 4:30 p.m. ET. The call is scheduled to last one hour.

Interested parties may access the call by dialing a toll-free number in the U.S. (888) 208-1812, and a caller-paid number from outside of the U.S. (719) 457-2654. The participant code for the call is 628958. Participants are asked to dial in five to ten minutes prior to the scheduled start time.

A replay of the call will be available through November 1, 2003, by dialing a toll-free number in the U.S. (888) 203-1112, and caller-paid number from outside of the U.S. (719) 457-0820. The participant code for the replay call is 628958.

About Vastera

Vastera is the worldwide leader in providing solutions for Global Trade Management (GTM).  Vastera clients realize significant reductions in costs to manage their global trade operations while improving compliance with government regulations and service levels to end customers.  Vastera’s GTM solutions include: TradeSphere (software), Trade Management Consulting (business process consulting), and Managed Services (business process outsourcing).  TradeSphere interprets country-specific information requirements while providing visibility of in-transit inventory and providing governments with accurate information prior to goods arriving at borders.  By combining TradeSphere with Vastera’s Trade Management Consulting, companies can standardize and automate current business processes, more effectively manage supplier and partner relationships, while reducing costs and cycle times and increasing cash flow.  Through Vastera’s Managed Services offering, clients gain the benefit of world-class trade expertise, an integrated global software platform and process knowledge.  These companies achieve guaranteed hard dollar cost savings, take full advantage of preferential trade programs and improve international service levels without having to internally deploy software or hire trade experts throughout the world.  As the only publicly traded company focused exclusively on global trade, Vastera has nearly 600 professionals, in 13 countries, with over 400 clients utilizing their GTM solutions.  For more information, please visit www.vastera.com.

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements in this press release that are not strictly historical are forward looking statements, which are subject to the many risks and uncertainties that exist in Vastera’s operations and business environment.  The Company does not intend to update such forward looking statements.  These risks and uncertainties may cause actual results to differ materially from the expected results and include, but are not limited to, Vastera’s limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement Vastera’s expansion plans, risks related to the Internet, risks related to legal uncertainty and other risks which are set forth in more detail in Vastera’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other reports and documents filed from time to time with the Securities and Exchange Commission.

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VASTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,394	$23,696
Short-term investments	32,656	33,261
Accounts receivable, net of allowance for doubtful accounts of $1,019 and $948, respectively	19,665	18,409
Prepaid expenses and other current assets	3,750	2,535
Total current assets	76,465	77,901
Property and equipment, net	11,105	11,934
Intangible assets and goodwill, net	76,680	74,755
Deposits and other assets	1,526	974
Total assets	$165,776	$165,564

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit and capital lease obligations, current	$2,358	$2,150
Accounts payable	1,066	4,277
Accrued expenses	4,645	6,937
Accrued compensation and benefits	3,414	1,543
Deferred revenue, current	10,323	9,446
Total current liabilities	21,806	24,353
Long-term liabilities:
Line of credit and capital lease obligations, net of current portion	866	1,078
Deferred revenue, net of current portion	1,575	2,476
Total liabilities	24,247	27,907
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized; 41,505 and 40,490 shares issued and outstanding, respectively	415	405
Additional paid-in capital	326,459	323,010
Accumulated other comprehensive loss	(1,082)	(2,280)
Deferred compensation	(154)	(988)
Accumulated deficit	(184,109)	(182,490)

Total stockholders’ equity	141,529	137,657

Total liabilities and stockholders’ equity	$165,776	$165,564

VASTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Managed services revenues	$14,084	$10,961	$41,343	$32,935
Software revenues	2,936	2,967	8,552	9,595
Services revenues	4,675	5,328	14,268	14,119
Total revenues	21,695	19,256	64,163	56,649

Cost of revenues:
Cost of managed services revenues	7,553	6,536	22,488	17,324
Cost of software revenues	716	668	2,110	1,871
Cost of services revenues	3,421	3,758	10,427	10,426

Operating expenses:
Sales and marketing	2,290	2,627	6,836	9,270
Research and development	2,954	3,102	8,990	10,543
General and administrative	2,663	2,623	8,136	7,485
Depreciation	1,281	1,289	3,845	3,353
Intangible amortization expense	719	717	2,106	1,910
Restructuring	—	1,634	—	3,610
Stock-based compensation	189	585	834	2,147
Total operating expenses	10,096	12,577	30,747	38,318

Loss from operations	(91)	(4,283)	(1,609)	(11,290)
Other income, net	112	192	448	725
Income (loss) before income taxes	21	(4,091)	(1,161)	(10,565)
Income taxes	(150)	(103)	(458)	(285)

Net loss	$(129)	$(4,194)	$(1,619)	$(10,850)

Basic and diluted net loss per common share	$(0.00)	$(0.10)	$(0.04)	$(0.27)

Weighted-average common shares outstanding	41,374	40,246	40,944	39,883

VASTERA, INC.

OTHER SELECTED FINANCIAL DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Pro forma earnings (loss) *	$929	$(1,155)	$1,779	$(2,898)
EBITDA, as adjusted *	$2,298	$17	$5,746	$(45)

Pro forma earnings (loss) per common share, basic *	$0.02	$(0.03)	$0.04	$(0.07)
Pro forma earnings (loss) per common share, diluted *	$0.02	$(0.03)	$0.04	$(0.07)

Pro forma weighted-average common shares outstanding, basic	41,374	40,246	40,944	39,883
Pro forma weighted-average common shares outstanding, diluted	43,256	40,246	42,268	39,883

*  The items excluded from the financial performance measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) to derive (i) pro forma earnings (loss) and (ii) EBITDA, as adjusted, and management’s rationale for using such non-GAAP financial measures to evaluate operating performance and liquidity of the Company are discussed in the Management’s Disclosure of Non-GAAP Financial Measures section of the Company’s most recent quarterly report on Form 10-Q filed with the SEC on August 13, 2003.

VASTERA, INC.

RECONCILIATION OF US GAAP NET LOSS TO PRO FORMA RESULTS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

U.S. GAAP net loss	$(129)	$(4,194)	$(1,619)	$(10,850)
Add:
Intangible amortization expense	719	717	2,106	1,910
Restructuring	—	1,634	—	3,610
Stock-based compensation	189	585	834	2,147
Income taxes	150	103	458	285

Pro forma earnings (loss) *	929	(1,155)	1,779	(2,898)
Add:
Depreciation	1,281	1,289	3,845	3,353
Amortization of revenue discounts related to customer contracts	85	75	235	225
Amortization of capitalized internal-use software costs	115	—	335	—
Other income, net	(112)	(192)	(448)	(725)

EBITDA, as adjusted *	$2,298	$17	$5,746	$(45)

RECONCILIATION OF PRO FORMA BASIC TO DILUTED
WEIGHTED AVERAGE SHARES OUTSTANDING
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Pro forma weighted-average common shares outstanding, basic	41,374	40,246	40,944	39,883
Dilutive effect of employee stock options	1,882	—	1,324	—

Pro forma weighted-average common shares outstanding, diluted	43,256	40,246	42,268	39,883